SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                   FORM 8-K/A
                          (AMENDMENT NO. 1 TO FORM 8-K)

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 APRIL 14, 1998
                                 Date of Report

                                 OCTOBER 5, 1998
                                Date of Amendment

                                 (APRIL 3, 1998)
                        (Date of earliest event reported)


                              TATONKA ENERGY, INC.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA, U.S.A.                       73-1457920
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

                                    000-10701
                           --------------------------
                            (Commission File Number)




                        9603 WHITE ROCK TRAIL, SUITE 100
                                  DALLAS, TEXAS
                    (Address of principal executive offices)

                                      75238
                                   (ZIP Code)

                                 (214) 340-9912
              (Registrant's telephone number, including area code)

                                   FORM 8-K/A

                          (AMENDMENT NO. 1 TO FORM 8-K)


            This is Amendment No. 1 to the Form 8-K filed April 20, 1998, by Tatonka Energy, Inc. The Items set forth below are amended, and the audited financial statements of Phy.Med., Inc. are filed, with this document.

Item 1.  Change in Control of Registrant

            On April 3, 1998, George C. Barker, ("Barker"), individually and as Trustee for the Phy.Med., Inc. Employee Stock Ownership Plan (the "ESOP"), acquired control of the Registrant. Prior to such date, such parties owned all the outstanding shares of Phy.Med., Inc., a Texas corporation ("PhyMed"), and on such date they acquired from the Registrant, in the aggregate, immediate ownership of and the right to receive an aggregate of 68,915,409 authorized but unissued shares of Common Stock, $.001 par value, of the Registrant, as presently constituted, which, if all such shares were presently outstanding, would constitute 87.9% of the Registrant's then outstanding 78,430,965 shares of Common Stock (86.9% of the 79,331,896 shares which would be outstanding on a fully diluted basis).

            The terms of the acquisition contemplate a 1-for-10 reverse stock split which will become effective shortly after the 1998 Annual Meeting of Shareholders. Upon the effectiveness of such reverse split, Barker and the ESOP will own 6,891,541 shares of 7,843,097 shares, $.01 par value, outstanding (7,933,190 shares on a full diluted basis). (The Registrant will continue to have 50,000,000 shares of Common Stock authorized.)

            Barker is the sole trustee of the ESOP and as such has the power to vote the shares owned by the ESOP. Barker and his wife, Judith F. Barker, own in the aggregate approximately 70% of the vested interests of the participants in the ESOP.

            On March 6, 1998, certain parties entered into an Agreement and Plan of Reorganization and Merger (the "Agreement"). The parties were Barker and the ESOP, in their capacity as the shareholders of PhyMed, PhyMed itself, the Registrant and Tatonka Subsidiary, Inc., a newly-formed and wholly-owned subsidiary of the Registrant. The Agreement was consummated on April 3, 1998, by means of a statutory merger of Tatonka Subsidiary, Inc. into PhyMed, with PhyMed being the surviving corporation. As a result of the merger, PhyMed is now an 80% owned subsidiary of the Registrant, and the ESOP owns the remaining 20% of PhyMed.

            Prior to the merger, there were 800 common shares of PhyMed outstanding, of which 500 were owned by Barker, individually, and 300 were owned by the ESOP.

            In the merger, the 500 PhyMed common shares owned by Barker were converted into immediate ownership of and the right to receive 53,840,163 shares of Common Stock of the Registrant, and 140 of the 300 PhyMed common shares owned by the ESOP were converted in like manner into 15,075,246 shares of Common Stock of the Registrant. The remaining 160 PhyMed common shares held by the ESOP now constitute the 20% of PhyMed common shares not owned by the Registrant.

            The Registrant has 50,000,000 shares of Common Stock authorized for issuance and, at the time of the merger, had 9,916,487 shares issued and outstanding or reserved for issuance. To the extent that the terms of the merger would have resulted in the issuance of more than 50,000,000 shares, the excess over 50,000,000 shall not be issued until such time as the stockholders of the Registrant have approved an appropriate amendment to the Registrant's Certificate of Incorporation. Prior to such approval, Barker and the ESOP will continue to have a contractual right, pursuant to the Agreement and the Articles of Merger filed with the Secretary of State of Texas at the time of the merger, to receive such excess shares, subject to such required stockholder approval.

            In summary, Barker and the ESOP received an aggregate of 39,583,513 shares of the Registrant at the time of the merger, the same being 80.6% of the 49,099,069 shares then outstanding. Of such number, Barker, individually, received 30,924,620 shares (approximately 63%) of the outstanding shares, and the ESOP received 8,658,893 shares (approximately 17.6%), both percentages on a fully-diluted basis.

            Barker and the ESOP continue to have a contractual right to receive, in the aggregate, an additional 29,331,896 shares, which will result in their having, collectively, 86.9% of the then outstanding Common Stock of the Registrant on a fully-diluted basis. Of such additional shares, 22,915,544 will be received by Barker, individually, and 6,416,352 shares will be received by the ESOP.

            The parties to the Agreement contemplate that the Board of Directors and stockholders of the Registrant will approve an amendment to the Registrant's Certificate of Incorporation approving a 1-for-10 reverse stock split (including an increase in the par value of the Common Stock from $.001 to $.01) and a change of the Registrant's name to "PhyMed, Inc.". Upon the effectiveness of such reverse stock split, all outstanding shares of common stock of the Registrant, including the shares which were issued to Barker and the ESOP upon the effectiveness of the merger, will represent one-tenth (1/10th) as many shares. In addition, all shares reserved for issuance, including the shares which the Registrant will still have a contractual obligation to issue to Barker and the ESOP, will become rights to receive one-tenth (1/10th) as many shares. The unissued shares due Barker and the ESOP from the merger will then be immediately issued because the Registrant will then have a sufficient number of authorized but unissued shares to issue for this purpose.

Possible Change of Control

            The 800 shares of PhyMed owned by Barker and the ESOP at the time of the merger were pledged to Patrick Alan Luckett ("Luckett") to secure the payment of (a) two promissory notes payable to the order of Luckett, which were issued to him as partial payment for shares of PhyMed purchased from him, and (b) a guaranty of such notes.

            On September 21, 1993, Barker and Luckett owned all the then outstanding common shares of PhyMed, Inc., each of them owning of 500 common shares. On such date Luckett sold 200 of his shares to PhyMed and 300 shares to the ESOP. The sales were for cash and promissory notes. One note was issued by PhyMed in the original principal amount of $800,000 pursuant to the terms of a Loan and Security Agreement dated September 21, 1993, and the second promissory note was issued by the ESOP in the original principal amount of $800,000. Both notes were guaranteed by Barker. The PhyMed note was secured by the 200 shares repurchased from Luckett by PhyMed; the ESOP note was secured by the 300 shares the ESOP purchased from Luckett; and the 500 shares already owned by Barker were pledged to secure his guaranty of the two notes.

            The aggregate of 68,915,409 shares of Common Stock of the Registrant received and to be received by Barker and the ESOP as a result of the merger have been and will be substituted in the pledge for the 640 PhyMed shares which were released from the pledge and converted into such shares of Common Stock of the Registrant. The 20% of PhyMed still owned by the ESOP remains pledged for such purpose.


            At November 24, 1998, a non-monetary event of default existed under this financing. It was waived by Mr. Luckett on October 24, 1998, See the Registrant's, Form 10-QSB for the quarter ended June 30, 1998, Item 2(b), "Liquidity and Capital Resources."

            As of April 1, 1998, the unpaid principal balance on the PhyMed note was $186,008, and the ESOP note was $384,167.

Changes in Management

            The Directors of the Registrant at the time of the merger were Messrs. Joe Love and Joe Foor, who are continuing as Directors. In addition, at the time of the merger, George C. Barker was elected to the Board of Directors of the Registrant to fill a vacancy which existed on the Board of Directors.

            At the 1998 annual meeting of stockholders (or consents in lieu of such a meeting) to be held as soon as all necessary regulatory requirements have been satisfied, Messrs. Barker, Love and Foor will be re-elected for the coming year and two additional Directors will be elected: Marilyn Moss and Judith F. Barker. George C. Barker and Judith F. Barker are married.

            In addition, at the time of the merger, George C. Barker was also elected Chairman of the Board, President and Chief Executive Officer, and Judith
F. Barker was elected Secretary and Treasurer of the Registrant. Joe Foor and Joe Love resigned as President and Secretary of the Registrant so that Mr. and Mrs. Barker could be elected to their present positions. In addition, Marilyn Moss was elected Executive Vice President - Operations.

            At the annual meeting of the Board of Directors to be held following the annual meeting of stockholders (or consents in lieu of such meeting), the following officers will be re-elected for the coming year:

           George C. Barker             Chairman of the Board, President
                                                    and Chief Executive Officer

           Marilyn Moss                 Executive Vice President - Operations

           Judith F. Barker             Secretary and Treasurer

            The corporate office of the Registrant has been moved to the executive offices of PhyMed (which are located in the Center defined below) and are now located at 9603 White Rock Trail, Suite 100, Dallas, Texas 75238. The corporate office is in the process of being relocated to sub-leased office space approximately two miles from the Center.

Assets Acquired and Contemplated Changes in PhyMed's Business

            PhyMed is a seven-year-old company engaged in the operation and management of medical diagnostic imaging centers, which provide a full scope of medical diagnostic imaging services including magnetic resonance imaging (MRI), computer axial tomography (CAT) scans, x- rays and other radiological services to physicians. Currently, PhyMed owns and operates a diagnostic imaging center (the "Center" or the "Dallas Center") in Dallas, Texas, which provides diagnostic services to physicians in the greater Dallas area. PhyMed also manages an imaging center in Plano, Texas for other owners.

             PhyMed leases space for its operations. The Dallas Center occupies approximately 13,000 feet and is deemed adequate for present and future needs of that operation. This space is deemed adequate for the needs of PhyMed for the next two to three years. PhyMed typically leases the medical equipment required for its provision of services. The leases are typically for a period of five years.

            Prior to the acquisition, PhyMed was a privately-held company and the transaction with PhyMed was undertaken as part of an overall plan for expanding the business of PhyMed through, among other possible endeavors, the development of new centers, acquisitions of existing centers and exclusive capitated services contracts, with a view towards increasing the per-share value of the Registrant for the benefit of the shareholders.

            This expansion will require additional capital, and the managements of the Registrant and PhyMed believe that raising additional capital can best be achieved through PhyMed having access to the public shareholders and reporting company status under the Securities Exchange Act of 1934, which the Registrant affords. The principle followed in determining the amount of consideration to be exchanged by the Registrant for PhyMed was the percentage of the equity of PhyMed the owners of PhyMed would cede in order to gain such access and have the opportunity to raise such capital.

            In furtherance of this goal of raising additional capital for expansion, the Registrant has recently commenced a private offering of securities to accredited investors only. The offering seeks to raise a minimum of $200,000 and a maximum of $3,000,000 from the sale of Units of a new series of Preferred Stock and Warrants to purchase Common Stock.

            Operation of Outpatient Radiological Diagnostic Centers. Currently, PhyMed owns and operates a diagnostic imaging center in Dallas, Texas. The Center provides diagnostic services to physicians in the greater Dallas area. The Center is located at 9603 White Rock Trail, Suite 100 in Dallas. The Center's services include magnetic resonance imaging (MRI), computerized axial tomography (CAT), fluoroscopy, radiology, invasive procedures, pain management, ultrasound and mammography. The Company believes that the Center is well known in its market for its quality of service to patients and referring physicians. PhyMed also manages an imaging center in Plano, Texas for other owners.

            The Registrant has plans to expand PhyMed's operations in the Dallas/Fort Worth market and other targeted markets in the immediate future. Discussions are being held with other parties on the acquisition of existing centers. Locations for new centers have been identified and negotiations on leases have begun. There is no assurance that any of these expansion efforts will come to fruition or will be profitable, if they do.

            Capitated Radiological Services. PhyMed has recently completed a letter of agreement with a national firm. Under the agreement, PhyMed will provide radiological technical services on a capitated basis to approximately 40 physician offices in Texas. PhyMed will provide these services on an exclusive basis. There is no assurance PhyMed's business operations in pursuance of the opportunity provided by this letter of agreement will be profitable.

            A second agreement is being negotiated with another large independent physician's (IPA) association in the Dallas market. If such an agreement is signed, PhyMed contemplates that it will provide all of the IPA's radiological services on an exclusive basis. PhyMed contemplates the agreement will also have a capitated element, as well as a traditional payment element. There is no assurance PhyMed will enter into such an agreement, or that, if it does, PhyMed's business operations in pursuance of the agreement will be profitable.

            PhyMed is preparing proposals for capitated agreements for large payors in the Dallas marketplace. Each of these proposals contemplates that PhyMed centers would be the exclusive provider of radiological services for the payor's subscribers in the agreed market or markets. There is no assurance any of such proposals will result in a signed agreement. In addition, in the event of a signed agreement, there is no assurance as to what the terms of the agreement would be, or that they would be favorable to PhyMed. Further, there is no assurance that PhyMed's business operations in pursuance of such an agreement would be profitable.

            Radiological Professional Practices. PhyMed has relationships with physicians specializing in radiology and is in the process of developing a management practice division to provide these specialized services to its own Centers as well as to other providers such as hospitals and clinics. There is no assurance this development process will result in any specific business operations, or that any such operations would be conducted on terms favorable to PhyMed or would be profitable.

            Capitated Services Division. PhyMed has recently established a Capitated Services Division to market its radiological services to self-insured corporations, health maintenance organizations, preferred provider organizations and insurance companies. PhyMed contemplates that under the Capitated Services program, PhyMed would provide radiological services under a exclusive risk-based system of reimbursement. In such a case, the payor the would pay PhyMed a negotiated rate for each member per month. The intended benefits of such a Capitated Services program would be to provide the payor with a known expense per month for the services and provide PhyMed payments on a regular basis. PhyMed also contemplates it would collaborate with any such payor to attempt to develop a utilization management program to help manage the utilization of radiological services by the payor's members.

            Professional Management Services Division. PhyMed has plans to develop a physician practice management and services division. This division will concentrate in the radiologist specialty area. Management of PhyMed has considerable experience in this area of health care and believes that, as a medical imaging company, it can offer radiologists opportunities to expand their medical practices and at the same time increase the revenues of PhyMed.

            There is no assurance PhyMed will establish a physician practice management and services division. If PhyMed commences the marketing of such services, such marketing may be discontinued at any time. In addition, there is no assurance such activities, if commenced, will result in any specific PhyMed business operations, that any such operations would be conducted on terms favorable to PhyMed or would be profitable.

Item 2.  Acquisition or Disposition of Assets

            See Item 1 above.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of business acquired.

          The following financial statements of Phy.Med., Inc. are filed as part of this report:

          Report of Independent Certified Public Accountants

          Financial Statements:
                        Balance Sheets - December 31, 1997 and 1996

                        Statements of Operations -
                        Years ended December 31, 1997 and 1996

                        Statement of Changes in Shareholders'
                        Deficit - Years ended December 31, 1997 and 1998

                        Statements of Cash Flows -
                        Years ended December 31, 1997 and 1996

                        Notes to Financial Statements

     (b)  Proforma financial information

          Not   applicable.   The   merger   has   been   accounted   for  as  a
          recapitalization of Phy.Med., Inc.

     (c)  Exhibits

          1. Agreement and Plan of Reorganization and Merger dated as of March 6, 1998 by and among Tatonka Energy, Inc., Tatonka Energy Subsidiary, Inc., Phy.Med., Inc. and the Stockholders of PhyMed, Inc.*

          2. Amendment dated as of March 6, 1998, to Agreement and Plan of Reorganization and Merger dated as of March 6, 1998 by and among Tatonka Energy, Inc. Tatonka Energy Subsidiary, Inc. Phy. Med., Inc. and the Stockholders of PhyMed, Inc.

------------------------------

* Previously filed with the original Form 8-K filed on April 20, 1998.

                                   SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the indicated report to be signed on its behalf by the undersigned thereto duly authorized.



                                           TATONKA ENERGY INC

                                                       (Registrant)

Date: December 4, 1998



                                           /s/ George C. Barker
                                           --------------------
                                           George C. Barker

                                           Chairman of the Board, President

                                                  and Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS





                                                                           Pages
                                                                           -----




Report of Independent Certified Public Accountants                           10

Financial Statements:


            Balance Sheets - December 31, 1997 and 1996                      11

            Statements of Operations -
            Years ended December 31, 1997 and 1996                           13

            Statement of Changes in Shareholders'
            Deficit - Years ended December 31, 1997 and 1998                 14

            Statements of Cash Flows -
            Years ended December 31, 1997 and 1996                           15

            Notes to Financial Statements                                    16

               Report of Independent Certified Public Accountants




To the Board of Directors and Shareholders
Phy. Med., Inc.


We have audited the accompanying balance sheets of Phy. Med., Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phy. Med., Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company is in default on certain obligations, and a lender has obtained an injunction that limits disbursement of funds by the Company and has indicated it may seek the appointment of a receiver for the Company. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




GRANT THORNTON LLP

Dallas, Texas
August 21, 1998, except for Note D which is as of November 30, 1998



                                 Phy. Med., Inc.

                                 BALANCE SHEETS



                                                                  December 31,
                                                          --------------------------
                               ASSETS                         1997           1996
                                                          -----------    -----------


CURRENT ASSETS
   Cash                                                   $    37,233    $     2,980
   Accounts receivable - trade, less allowance for
       doubtful accounts and contractual allowances
       of $1,668,867 in 1997 and $1,898,035 in 1996         2,280,547      2,489,262
   Receivable - related party                                  58,270         39,899
                                                          -----------    -----------

         Total current assets                               2,376,050      2,532,141

PROPERTY AND EQUIPMENT
   Clinic and medical equipment                             3,561,415      3,561,415
   Automobiles                                                   --           51,885
   Furniture and equipment                                     89,797         80,171
   Computer hardware and software                              54,616         54,616
   Leasehold improvements                                     381,420        381,420
                                                          -----------    -----------
                                                            4,087,248      4,129,507
         Less accumulated depreciation and amortization    (2,889,189)    (2,287,336)
                                                          -----------    -----------
                                                            1,198,059      1,842,171

OTHER ASSETS
   Deferred income tax asset                                  354,000        355,000
   Other                                                       13,533          8,537
                                                          -----------    -----------
                                                              367,533        363,537
                                                          -----------    -----------

                                                          $ 3,941,642    $ 4,737,849
                                                          ===========    ===========








        The accompanying notes are an integral part of these statements.



                                 Phy. Med., Inc.

                           BALANCE SHEETS - CONTINUED




                                                               December 31,
                                                        --------------------------
         LIABILITIES AND SHAREHOLDERS' DEFICIT             1997           1996
                                                        -----------    -----------

CURRENT LIABILITIES
   Current maturities of long-term debt                 $ 1,173,830    $ 1,469,840
   Accounts payable - trade                                 192,407        398,430
   Payable to factor                                        758,755        605,695
   Accrued expenses                                         176,419         99,104
   Deferred income tax liability                            695,000        758,000
                                                        -----------    -----------

                  Total current liabilities               2,996,411      3,331,069

LONG-TERM LIABILITIES
   Long-term debt, less current maturities                1,646,254      2,133,383
   Deferred rent                                             33,902           --
                                                        -----------    -----------

                  Total liabilities                       4,676,567      5,464,452

COMMITMENTS AND CONTINGENCIES                                  --             --

SHAREHOLDERS' DEFICIT
   Common stock - $1 par value per share; authorized,
       issued and outstanding, 1,000 shares                   1,000          1,000
   Additional paid-in capital                                22,254           --
   Unearned ESOP compensation                              (333,532)      (446,615)
   Retained earnings                                        422,935        566,594
                                                        -----------    -----------
                                                            112,657        120,979
   Less treasury stock, at cost (226 shares)               (847,582)      (847,582)
                                                        -----------    -----------

                  Total shareholders' deficit              (734,925)      (726,603)
                                                        -----------    -----------

                                                        $ 3,941,642    $ 4,737,849
                                                        ===========    ===========

        The accompanying notes are an integral part of these statements.



                                 Phy. Med., Inc.

                            STATEMENTS OF OPERATIONS



                                                        Years ended December 31,
                                                       --------------------------
                                                          1997           1996
                                                       -----------    -----------

Patient revenue
   Gross billings                                      $ 5,889,315    $ 5,961,001
   Less allowances                                      (2,245,821)    (1,988,414)
                                                       -----------    -----------

                  Net patient revenue                    3,643,494      3,972,587

Operating expenses                                      (3,393,582)    (3,957,424)
                                                       -----------    -----------

                  Operating profit                         249,912         15,163

Other income (expenses)
   Interest expense                                       (379,570)      (446,223)
   Factoring fees                                         (100,041)      (134,408)
   Miscellaneous income                                      1,040          6,350
                                                       -----------    -----------
                                                          (478,571)      (574,281)

                  Net loss before income tax benefit      (228,659)      (559,118)

Deferred income tax benefit                                 85,000        205,000
                                                       -----------    -----------

                  NET LOSS                             $  (143,659)   $  (354,118)
                                                       ===========    ===========






        The accompanying notes are an integral part of these statements.



                                 Phy. Med., Inc.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT



                                                                      Additional   Unearned
                                                   Common stock         paid-in      ESOP       Retained        Treasury stock
                                              ---------------------                                         ---------------------
                                                Shares      Amount      capital  compensation   earnings      Shares     Amount
                                              ---------   ---------   ---------  ------------  ---------    ---------   ---------

Balance at January 1, 1996                        1,000   $   1,000   $    --     $(559,698)   $ 925,091          200   $(800,000)

Purchase of treasury stock                         --          --          --          --           --             26     (47,582)

Amortization of unearned ESOP compensation,
   net of taxes of $2,000                          --          --          --       113,083       (4,379)        --          --

Net loss                                           --          --          --          --       (354,118)        --          --
                                              ---------   ---------   ---------   ---------    ---------    ---------   ---------

Balance at December 31, 1996                      1,000       1,000        --      (446,615)     566,594          226    (847,582)

Amortization of unearned ESOP compensation,
   net of taxes of $13,000                         --          --        22,254     113,083         --           --          --

Net loss                                           --          --          --          --       (143,659)        --          --
                                              ---------   ---------   ---------   ---------    ---------    ---------   ---------

Balance at December 31, 1997                      1,000   $   1,000   $  22,254   $(333,532)   $ 422,935          226   $(847,582)
                                              =========   =========   =========   =========    =========    =========   =========








        The accompanying notes are an integral part of these statements.



                                 Phy. Med., Inc.

                            STATEMENTS OF CASH FLOWS



                                                               Years ended December 31,
                                                               ------------------------
                                                                 1997         1996
                                                               ----------   ----------


Cash flows from operating activities
    Net loss                                                   $(143,659)   $(354,118)
    Adjustments to reconcile net loss  to net cash
      provided by operating activities:
            Depreciation and amortization                        623,055      937,501
            Amortization of unearned ESOP compensation           148,337      106,704
            Deferred income taxes                                (85,000)    (205,000)
            Changes in operating assets and liabilities
              Receivables                                        208,715     (195,988)
              Prepaid expenses and other current assets          (18,371)     133,409
              Other assets                                        (4,996)     161,738
              Accounts payable and other current liabilities    (118,708)     159,572
              Other noncurrent liabilities                        33,902       89,104
                                                               ---------    ---------

              Net cash provided by operating activities          643,275      832,922

Cash flows from investing activities
    Proceeds from sale of assets                                  21,057         --

Cash flows from financing activities
    Proceeds from factoring company                              153,060      171,724
    Repayments of debt                                          (783,139)    (968,708)
    Purchase of treasury stock                                      --        (47,582)
                                                               ---------    ---------

              Net cash used in financing activities             (630,079)    (844,566)
                                                               ---------    ---------

              Net increase (decrease) in cash                     34,253      (11,644)

Cash at beginning of year                                          2,980       14,624
                                                               ---------    ---------

Cash at end of year                                            $  37,233    $   2,980
                                                               =========    =========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Interest paid                                             $ 393,771    $ 506,947
                                                               =========    =========



        The accompanying notes are an integral part of these statements.

                                 Phy. Med., Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996



NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Business
   ------------------

   The Company is engaged in the business of operating a diagnostic imaging center, located in Dallas, Texas.

   A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

   Revenue Recognition and Receivables
   -----------------------------------

   Net patient revenue is recorded as services are rendered, at the estimated realizable amounts from patients, third-party payers and others based upon contractual arrangements. Provisions are made for estimated uncollectible accounts and are reflected in the financial statements as bad debts, included in operating expenses.

   Property and Equipment
   ----------------------

   Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, which range from three to five years, by the straight-line method. Leasehold improvements are amortized by the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

   Deferred Rent
   -------------

   The cost of the Company's lease for office space is accounted for by the straight-line method. The difference between the net cash requirements of the lease and straight-line method is reflected on the balance sheet as deferred rent.

   Use of Estimates
   ----------------

   In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 Phy. Med., Inc.

                           December 31, 1997 and 1996



NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         Continued

   Fair Value of Financial Instruments
   -----------------------------------

    The carrying amounts for cash, accounts receivable and accounts payable approximate fair value because of the short-term nature of these financial instruments. The carrying amount reported for long-term debt approximates fair value, as interest rates are tied to market.


NOTE B - PROPERTY AND EQUIPMENT

    Property and equipment accounts include $878,784 of assets which have been financed under leases classified as capital leases. The amounts capitalized are the lesser of the fair market values or the present values of the minimum lease payments of the leased property.


NOTE C - GOING CONCERN MATTERS

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As more fully described in Note D, the Company is in default on an equipment lease obligation and a note with outstanding balances of aggregating approximately $1,850,000 at November 30, 1998. The note holder has filed a lawsuit, obtained an injunction that limits disbursement of funds by the Company, and has indicated it may seek the appointment of a receiver for the Company.

   Management is developing a refinancing plan that it believes will allow the Company to cure the aforementioned defaults and will provide sufficient liquidity. However, there is no assurance the Company will be able to accomplish this.


NOTE D - LONG-TERM DEBT

    Long-term debt consists of the following at December 31:



                                                                                1997              1996
                                                                              ---------         ---------

       Notes payable to DVI  Finance  Company,  payable in monthly installments through 1999, at interest rates ranging from 9.1%
         to 12.5%, collateralized by the equipment acquired                   $ 386,268         $ 739,277

       Promissory notes, payable in monthly installments through 2000,
         at interest rates ranging from 9.9% to 10.0%                           103,187           167,118





                                 Phy. Med., Inc.

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1997 and 1996



NOTE D - LONG-TERM DEBT - Continued

                                                                                         1997              1996
                                                                                      -----------       -----------

       Note payable  for the  purchase of  treasury  shares,  payable in monthly
          installments   through   1998,   at  an   interest   rate  of   10.0%,
          collateralized by the treasury shares acquired                              $   244,828       $   486,291

       Note payable  by the  Company's  Employee  Stock  Ownership  Plan for the
          purchase of common  shares,  payable in monthly  installments  through
          2000, at an interest rate of 10.0%,
          collateralized by the common shares acquired                                    404,228           535,198

       Capitalized lease obligations net of, payable in monthly installments
          through 2001, collateralized by the related equipment                         1,879,552         1,854,509

       Other                                                                               63,988                -
                                                                                       ----------        ----------
                                                                                        3,082,051         3,782,393
       Less amount representing interest on capital lease obligations
          imputed at rates ranging from 7.5% to 9.3%                                     (261,967)         (179,170)
                                                                                       ----------        ----------
                                                                                        2,820,084         3,603,223
       Less current maturities                                                          1,173,830         1,469,840
                                                                                       ----------        ----------

                                                                                       $1,646,254        $2,133,383
                                                                                       ==========        ==========

    All debt is guaranteed by the Company's principal shareholder.

    Aggregate maturities of long-term debt at December 31, 1997 are as follows:

          Year ending
         December 31,

              1998                                                                                       $1,173,830
              1999                                                                                          626,034
              2000                                                                                          642,964
              2001                                                                                          377,256
                                                                                                         ----------

                                                                                                         $2,820,084
                                                                                                         ==========



    In August  1998,  DVI  Finance  Company  (DVI)  filed a lawsuit  against the
    Company for failure to make the required payments on a note with a principal balance at December  31, 1997 of $333,608 and $264,338 at November 30, 1998.
    DVI  also  obtained  an  injunction   against  the  Company  that  prohibits
    disbursement of funds without the consent of DVI.


                                       18



                                 Phy. Med., Inc.

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1997 and 1996



NOTE D - LONG-TERM DEBT - Continued

    Also, at November 30, 1998, the Company was in arrears on an equipment lease, which has been accounted for as a capital lease. The lease had a principal balance of $1,603,286 at December 31, 1997.

    DVI has indicated it may apply to the court for the appointment of a receiver for the Company. If DVI were to file such an application, the equipment lessor could be expected to join in the application.

    As a result of the aforementioned lease default, the outstanding balance of approximately $1,590,000 at November 30, 1998, is subject to being called by the lessor, although no such demand has been made.


NOTE E - COMMITMENTS AND CONTINGENCIES

    The Company conducts a substantial portion of its operations utilizing leased facilities and equipment, under noncancellable operating leases consisting of the facility, medical equipment, and office equipment. At the end of the lease terms, all of the leases are renewable at the then fair rental value.

    Future minimum rental commitments under the noncancellable operating leases are as follows:

       Year ended December 31,
          1998                                                                                             $164,633
          1999                                                                                              169,046
          2000                                                                                              173,591
          2001                                                                                              171,035
          2002                                                                                              168,800
          2003 and thereafter                                                                                27,727
                                                                                                           --------

          Total minimum payments required                                                                  $874,832
                                                                                                           ========


    Rental expense totaled approximately $134,000 and $128,000 for the years ended December 31, 1997 and 1996, respectively.

    Several legal actions arising in the ordinary course of business are pending or in process against the Company. In the opinion of management, the eventual disposition of these actions will not have a materially adverse effect on the financial position, results of operations or liquidity of the Company. See Note D regarding a lawsuit filed by one of the Company's lenders.

                                 Phy. Med., Inc.

                           December 31, 1997 and 1996



NOTE F - INCOME TAXES

    Following is a reconciliation of the Company's income tax benefit with the amount of tax computed at the statutory rate:



                                                                                         Years ended December 31,
                                                                                        ---------------------------
                                                                                         1997              1996
                                                                                        ---------         ---------

       Tax benefit at statutory rate                                                    $(78,000)         $(190,000)
       State taxes, net of Federal effect                                                 (7,000)           (16,000)
       Other                                                                                  -               1,000
                                                                                         -------            -------

                                                                                        $(85,000)         $(205,000)
                                                                                         =======            =======
    The components of the deferred tax asset and liability are as follows:

                                                                                                 December 31,
                                                                                        ---------------------------
                                                                                          1997             1996
                                                                                        ---------         ---------
       Deferred tax assets
          Property and equipment                                                        $ 120,000         $ 134,000
          Deferred rent                                                                    12,000                -
          Accounts payable and accrued expenses                                           136,000           163,000
          Net operating loss carryforward                                                 234,000           221,000
                                                                                          -------          --------
                                                                                          502,000           518,000

       Deferred tax liabilities
          Accounts receivable                                                            (843,000)         (921,000)
                                                                                          -------          --------

       Net deferred tax liability                                                       $(341,000)        $(403,000)
                                                                                          =======           =======

       Balance sheet classifications:
          Noncurrent deferred tax asset                                                 $ 354,000         $ 355,000
          Current deferred tax liability                                                 (695,000)         (758,000)
                                                                                          -------           -------

                                                                                        $(341,000)        $(403,000)
                                                                                          =======           =======


    The Company has net operating loss carryovers of approximately $640,000 at December 31, 1997. The net operating loss carryover is available to offset future taxable income through 2012.

                                 Phy. Med., Inc.

                           December 31, 1997 and 1996


NOTE G - PAYABLE TO FACTORING COMPANY

    The Company assigns substantially all of its accounts receivable invoices to a factoring company. Under the terms of the factoring agreement, the Company receives advances up to 54% of the invoice amount. A factoring fee of 4.4% is charged for all receivables assigned. The Company's obligations to the factoring company are collateralized by a security interest in all present and future accounts receivable.


NOTE H - EMPLOYEE STOCK OWNERSHIP PLAN

    The Company sponsors a leveraged employee stock ownership plan (ESOP) that covers all employees who have completed one year of service and who are at least 18 years of age. The Company accounts for its ESOP in accordance with Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". Accordingly, the Company reports in its balance sheet the debt of the ESOP and Unearned ESOP Compensation. The Company allocates the shares purchased by the ESOP to qualifying employees as payments are made on the debt of the ESOP. As shares are allocated to employees the Company records compensation expense equal to the fair value of the shares, as determined by an annual independent valuation. The difference in the fair value of shares allocated to employees and the cost of the shares is charged or credited to equity, net of related income taxes. All ESOP shares are pledged as collateral for the ESOP debt.

    The status of ESOP shares as of December 31, was as follows:



                                                                                            1997              1996
                                                                                          -------           -------

        Allocated shares                                                                      191               162
        Unallocated shares                                                                     83               112
                                                                                          -------           -------

           Total ESOP shares                                                                  274               274
                                                                                          -------           -------

        Fair value of unallocated shares at December 31:                                 $435,501          $422,729
                                                                                          =======           =======


    The Company recognized expense under the plan of $148,337 in 1997 and $106,704 in 1996.


NOTE I - RELATED PARTY TRANSACTIONS

    The Company generated approximately $179,000 and $20,000 of net revenues in 1997 and 1996, respectively, from American Medical Imaging Corporation
    (AMIC), an entity in which the Company's principal shareholder owns a 50% interest. At December 31, 1997, the Company had a receivable from AMIC amounting to $12,900. No balances were outstanding at December 31, 1996.

                                 Phy. Med., Inc.

                           December 31, 1997 and 1996




NOTE J - OWNERSHIP CHANGE

    In April 1998, 640 shares of common stock of the Company was acquired by Tatonka Energy Subsidiary, Inc., a wholly-owned subsidiary of Tatonka Energy, Inc. a publicly-held Oklahoma corporation (Tatonka) in exchange for Tatonka common stock. Each of the acquired shares of the Company's common stock was converted into approximately 107,680 shares of Tatonka common stock, resulting in the Company's shareholders owning approximately 87% of Tatonka's outstanding common stock.

                                INDEX TO EXHIBITS




       Exhibit No.                  Description
       -----------                  -----------


          1. Agreement and Plan of Reorganization and Merger dated as of March 6, 1998 by and among Tatonka Energy, Inc., Tatonka Energy Subsidiary, Inc., Phy.Med., Inc. and the Stockholders of PhyMed, Inc.*



          2. Amendment to Agreement and Plan of Reorganization and Merger dated as of March 6, 1998, by and among Tatonka Energy, Inc. Tatonka Energy Subsidiary, Inc. Phy. Med., Inc. and the Stockholders of PhyMed, Inc.

------------------------------

* Previously filed with the original Form 8-K filed on April 20, 1998.

                              EXHIBIT 2 TO FORM 8-K



                                  AMENDMENT TO



                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER



            This Amendment to Agreement and Plan of Reorganization and Merger (this "Amendment"), is dated as of March 6, 1998, by and among TATONKA ENERGY, INC., an Oklahoma corporation ("Tatonka"), TATONKA ENERGY SUBSIDIARY, INC., a Texas corporation and a wholly-owned subsidiary of Tatonka ("Tatonka Sub"), PHY. MED., INC., a Texas corporation (the "Company") and GEORGE C. BARKER, a Texas resident ("Barker") and the EMPLOYEE STOCK OWNERSHIP PLAN OF PHY. MED., INC. (the "ESOP")(Barker and the ESOP are collectively the "Stockholders").

                                    Recitals



            A. The parties have entered into an Agreement and Plan of Reorganization and Merger dated as of March 6, 1998 (the "Agreement"), pursuant to which Tatonka, Tatonka Sub, and the Company intend that Tatonka Sub be merged with and into the Company, and that the Company be the sole surviving corporation (sometimes called the "Surviving Corporation"), and Tatonka Sub be the disappearing corporation (sometimes called the "Disappearing Corporation").



            B. Tatonka, Tatonka Sub and the Company have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Tatonka Sub will merge with and into the Company upon the terms and conditions set forth in this Agreement and in accordance with the laws of the State of Texas, (ii) 80% of the outstanding shares of the Company Common Stock shall be converted at such time into shares of common stock, par value $.001 per share, of Tatonka (the "Tatonka Common Stock") as set forth in this Agreement, and (iii) the Company shall become an 80% owned subsidiary of Tatonka.



            C. Recital F of the Agreement incorrectly states that Tatonka has 9,916,487 shares of Common Stock issued and outstanding or reserved for issuance, when the correct number is 10,416,487 shares issued and outstanding or reserved for issuance.



            D. Section 2.11 contains several erroneous numbers of shares and percentages.



            E. "Exhibit A-Merger Consideration" to Exhibit "A" to the Articles of Merger erroneously states:



            "The Stockholders shall receive the following Tatonka Common Stock as their Merger

            Consideration:



            George C. Barker...................................54,230,788 shares

            The ESOP............................................5,184,621 shares

            Total Merger Consideration........................69,415,409 shares"



            NOW, THEREFORE, in consideration of the preceding recitals and their mutual desire that the Agreement read correctly, the parties mutually agree to correct said errors, as follows:



            1. Recital F correctly reads as follows:



                        "F.  Tatonka  has  50,000,000  shares  of  Common  Stock
            authorized for issuance and 10,416,487 shares issued and outstanding or reserved for issuance. Issuance at the effective Time of all the shares representing the Merger Consideration would result in the issuance of more than such 50,000,000 authorized shares."



            2. Section 2.11 of Exhibit "A" attached to the Articles of Merger correctly reads as follows:



                        "Section  2.11  Percentage  Protection  Provision.   The
            parties to this Agreement agree that they are entering into this Agreement with the intention that Barker and the ESOP will have at least 86.87% of the shares of Tatonka Common Stock outstanding after
            (a) the Effective Time and (b) the conversion of all the Tatonka Preferred Stock, but before the exercise of any of the three stock options contemplated to be issued by Tatonka (after the Effective
            Time) and referred to in Section 4.4 of this Agreement. The numbers of shares of Tatonka Common Stock set forth on Exhibit A as being issued to Barker and the ESOP at the Effective Time are based on the assumptions that (a) no more than 9,515,556 shares of Tatonka Common Stock, as presently constituted, will be outstanding at the Effective Time (exclusive of any shares that may be issued upon conversion of Tatonka Preferred Stock prior to the Effective Time),
            (b) no more than 900,931 shares will be issued upon conversion of all the Tatonka Preferred Stock, (c) no other shares of Tatonka Common Stock will be issued by virtue of any rights to receive any shares of Tatonka Common Stock or other securities of Tatonka that exist at the date of this Agreement or will exist at the Effective Time, and (d) the aggregate of 10,416,487 shares enumerated in (a) and (b) above will constitute no more than 13.13% of the shares of Tatonka Common Stock outstanding after the events described above.



                        The parties to this Agreement covenant and agree that if
            more than the 10,416,487 shares of Tatonka Common Stock referred to in the foregoing paragraph are ultimately issued by Tatonka as a consequence of the matters referred to in such paragraph, Tatonka shall issue to Barker and the ESOP, pro rata, such additional number of shares of Tatonka Common Stock as shall be necessary to increase their collective ownership percentage of all shares of Tatonka Common Stock outstanding after the events described above to 86.87%."



            3. (2) "Exhibit A-Merger Consideration," which is attached to Exhibit "A" to the Articles of Merger, correctly reads as set forth below:





                        "Exhibit A - Merger Consideration

                                 (As Corrected)



            The Stockholders shall receive the following Tatonka Common Stock as their Merger Consideration:



            George C. Barker...................................53,840,164 shares



            The ESOP...........................................15,075,245 shares



            Total Merger Consideration........................68,915,409 shares"





            IN WITNESS WHEREOF, the parties have duly executed this Amendment to Agreement and Plan of Reorganization and Merger as of the date first written above.


TATONKA:                                  TATONKA ENERGY, INC.



                                          By:  /s/ Joe Foor
                                               ----------------
                                                   Joe Foor
                                                   President


TATONKA SUB:                              TATONKA ENERGY SUBSIDIARY, INC.,



                                          By:  /s/ Joe Foor
                                               ----------------
                                                   Joe Foor
                                                   President


THE COMPANY:                              PHY. MED., INC.

                                          By: /s/ George C. Barker
                                              --------------------------------
                                                  George C. Barker
                                                  President
BARKER:




                                              /s/ George C. Barker
                                              --------------------------------
                                                  George C. Barker


ESOP:                                     EMPLOYEE STOCK OWNERSHIP
                                          PLAN OF PHY. MED, INC.



                                          By: /s/ George C. Barker, Trustee
                                              --------------------------------
                                                  George C. Barker, Trustee